UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2022

CLUBHOUSE MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-140645	99-0364697
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, D517

Las Vegas, Nevada 89103

(Address of principal executive offices) (Zip code)

(702) 479-3016

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 31, 2022 (the “Effective Date”), Clubhouse Media Group, Inc. (the “Company”) entered into a joint venture deal memo (the “Agreement”) with Alden Henri Reiman (“Mr. Reiman”), pursuant to which the parties agreed to enter into a more permanent joint venture arrangement, involving the creation of a Nevada limited liability company, The Reiman Agency LLC (the “Agency”), of which the Company shall own 51% of the membership units, and Mr. Reiman shall own 49% of the membership units. Mr. Reiman is to serve as President of the Agency, pursuant to the terms of an Executive Employment Agreement described under Item 5.02 of this Current Report on Form 8-K. The parties’ respective membership interests shall be non-transferrable, and the Agency shall not issue additional membership interests, unless the parties mutually consent in each instance.

Mr. Reiman shall oversee the day-to-day operations of the Agency, but shall consult with the Company on a regular basis and regularly update the Company on the status of deals and the operations of the business. All material business and financial decisions shall be subject to the Company’s final approval. The Company shall not exercise its approval rights in an arbitrary or capricious manner.

In the event that Mr. Reiman determines that office space is required to properly carry on the business of the Agency, Mr. Reiman shall have the authority to lease a reasonable office space on behalf of the Agency, subject to the Company’s prior review and approval. The Company has agreed and approved an office leasing budget of up to $200,000 USD annually. Expenses in excess of $400 USD must be pre-approved by the Company.

On the Effective Date, the parties closed the Agreement by executing an Operating Agreement for the Agency, dated the Effective Date, which encapsulates the essential terms and conditions contained in the Agreement.

The description above of the Agreement and Operating Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and Operating Agreement, copies of which are filed as Exhibits 10.1 and 10.2 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

In May, June and July 2022, the Company issued an aggregate of 437,496,862 shares of restricted common stock (“New Issuances”).

As of May 5, 2022, there were 143,414,563 shares of common stock, par value $0.001 per share, of the registrant issued and outstanding. After giving effect to the New Issuances, as of July 22, 2022, the Company had a total of 580,911,425 shares of common stock issued and outstanding.

The New Issuances described herein were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Regulation D and Section 4(a)(2), as applicable under the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Mr. Reiman’s appointment as President of the Agency, on the Effective Date, the Company and the Agency, a majority owned subsidiary of the Company, entered into a written Executive Employment Agreement (the “Employment Agreement”) with Mr. Reiman for a term of two (2) years following the Effective Date (the “Initial Term”). The Initial Term and any renewal term shall automatically be extended for up to two (2) more additional terms of two (2) years (each a “Renewal Term”), for an aggregate of up to six (6) years.

The Employment Agreement provides Mr. Reiman with an monthly base salary of Thirty-Seven Thousand Five Hundred US Dollars ($37,500 USD) per month, payable on a weekly basis in equal weekly installments ($8,653.85 USD) in accordance with the Company’s own payroll policies for the initial term, provided however, that if within the three (3) month period following full execution of the Employment Agreement (the “Period”) the Agency is profitable, the Base Salary shall increase to Forty-Two Thousand Five Hundred US Dollars ($42,500 USD) per month, resulting in equal weekly installments of $9,807.69 USD, beginning the week following the end of the Period.

Upon full execution of the Employment Agreement, Mr. Reiman shall also be entitled to:

(i)	A one-time signing bonus of One Hundred Twenty-Five Thousand US Dollars ($125,000 USD), as well as an additional One Hundred Twenty-Five Thousand US Dollars ($125,000 USD), which shall be paid in equal monthly installments over the first three (3) months. The payments described in the previous sentence shall not apply towards the base salary, but shall be subject to a reasonable claw back in the event of a termination for cause; and
(ii)	Twenty-Five Million (25,000,000) shares of unregistered Company common stock.

Additionally, on the last day of each month of the term, Mr. Reiman shall be entitled to an amount of shares equal to seven and one half percent (7.5%) of the net receipts for the applicable month (“Additional Shares”), divided by the twenty (20) day VWAP of such shares from the last day of the applicable month. All Additional Shares issued to Mr. Reiman pursuant to the Employment Agreement shall be issued to Mr. Reiman within seven (7) business days of the date such shares vest.

Mr. Reiman shall also be entitled to Twenty-Five Percent (25%) of the net receipts, generated by the Agency during each month (the “Commission Bonus”). The Commission Bonus shall be calculated monthly and paid to Reiman within seven (7) business days of the last business day of the applicable month.

Mr. Reiman, aged 28, had previously served as Vice President of Digital Talent & Brand Partnerships at BrandArmy, from 2020 through 2021. Mr. Reiman has worked with top creators, including the Ace Family, BowWow, Nathan Davis Jr., Trevor Stines, Matthew Espinosa, Landon McBroom, and Ireland Baldwin among others, and has brokered more than $5,000,000 in brand partnership agreements since 2020. Previously, Mr. Reiman led digital talent for an LA-based boutique agency and formerly worked at both CAA and the NFL, from 2016 through 2020.

The description above of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

10.1	Joint Venture Deal Memo, dated July 31, 2022, between the Company and Alden Henri Reiman.
10.2	Operating Agreement of The Reiman Agency LLC, dated July 31, 2022.
10.3	Executive Employment Agreement, dated July 31, 2022, between the Company and Alden Henri Reiman.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2022	CLUBHOUSE MEDIA GROUP, INC.

	By:	/s/ Amir Ben-Yohanan
Amir Ben-Yohanan
Chief Executive Officer